UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2024

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666		36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
4 Copley Place	Boston	MA	02116
(Address of principal executive offices)			(Zip Code)

(617) 532-6100
(Registrant’s telephone number, including area code)
 N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On November 11, 2024, Wayfair Inc. (the “Company”) repurchased approximately $518 million in aggregate principal amount of its outstanding 0.625% Convertible Senior Notes due 2025 (the “2025 Notes”), $215 million in aggregate principal amount of its outstanding 1.00% Convertible Senior Notes due 2026 (the “2026 Notes”), and the remaining $39 million in aggregate principal amount of its outstanding 2.50% Accreting Convertible Senior Notes due 2025 (the “2025 Accreting Notes,” and together with the 2025 Notes and the 2026 Notes, the “Notes”), for $739 million, plus accrued but unpaid interest, in privately negotiated transactions. The settlement date of the Notes repurchase is expected to occur on November 13, 2024. Following the Company’s repurchase of the Notes, $236 million in aggregate principal of the 2025 Notes and $734 million in aggregate principal of the 2026 Notes remain outstanding, and the 2025 Accreting Notes have been repurchased in full.
The Company may, from time to time, seek to retire, restructure, repurchase or redeem, or otherwise mitigate the equity dilution associated with its outstanding convertible debt through cash purchases, stock buybacks of some or all of the shares underlying convertible notes and/or exchanges for equity or debt in open-market purchases, privately negotiated transactions or otherwise. Such repurchases, exchanges or other liability management exercises, if any, will be upon such terms and at such prices and sizes as the Company may determine, and will depend on prevailing market conditions, the Company’s liquidity requirements, contractual restrictions and other factors. The amounts involved may be material. Further, any such repurchases or exchanges may result in the Company acquiring and retiring a substantial amount of the Notes, which could impact the trading liquidity of the Notes, and any such repurchases or exchanges may also affect the market price of the Company’s common stock.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the potential impact of Note repurchases or exchanges for equity or debt on the market price of the Company’s common stock and any future Note repurchases and other equity dilution mitigation exercises the Company may undertake. These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are: changes in the price of the Company’s common stock and Notes, and changes in the convertible note and the capital markets, generally. The forward-looking statements in this Form 8-K represent the Company’s view as of November 12, 2024. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the Company’s reports and filings with the Securities and Exchange Commission.

The information in this Item 7.01 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: November 12, 2024	/s/ ANDREW OLIVER
Andrew Oliver
Deputy General Counsel and Assistant Secretary
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